Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,775,989
Unrealized Gain (Loss) on Market Value of Futures	3,191,701
Dividend Income	19,011
Interest Income	109,001
ETF Transaction Fees	350
Total Income (Loss)	$5,096,052

Expenses
General Partner Management Fees	$39,170
Professional Fees	11,199
Brokerage Commissions	690
Non-interested Directors' Fees and Expenses	740
Prepaid Insurance Expense	479
NYMEX License Fee	979
Total Expenses	$53,257
Net Income (Loss)	$5,042,795

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$79,043,376
Withdrawals (50,000 Shares)	(1,305,564)
Net Income (Loss)	5,042,795

Net Asset Value End of Month	$82,780,607
Net Asset Value Per Share (3,050,000 Shares)	$27.14

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596